Exhibit 99.2

JERNIGAN Capital

First Quarter 2019
Supplemental Information

First Quarter 2019	1

Forward Looking Statements

This Supplemental Information package contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). These forward-looking statements include, without limitation, statements about our estimates, expectations, predictions and forecasts of our future business plans and financial and operating performance and/or results, including our second quarter and full-year 2019 earnings guidance and the assumptions underlying such guidance, our ability to successfully source, structure, negotiate and close investments in and acquisitions of self-storage facilities, the market dynamics of the MSAs in which our investments are located, our ability to fund our outstanding future investment commitments, our ability to own and manage our real estate assets, the availability, terms and our rate of deployment of equity capital and our ability to increase the borrowing base of our credit facility, as well as statements of management’s goals and objectives and other similar expressions concerning matters that are not historical facts. When we use the words “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” or similar expressions or their negatives, as well as statements in future tense, we intend to identify forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs and expectations, such forward-looking statements are not predictions of future events or guarantees of future performance and our actual financial and operating results could differ materially from those set forth in the forward-looking statements. Some factors that might cause such differences are described in the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K, and those set forth in our other reports and information filed with the Securities and Exchange Commission (“SEC”), which factors include, without limitation, the following:

•	our ability to successfully source, structure, negotiate and close investments in and acquisitions of self-storage facilities;
•	changes in our business strategy and the market’s acceptance of our investment terms;
•	our ability to fund our outstanding and future investment commitments;
•	our ability to complete construction and obtain certificates of occupancy for self-storage development projects in which we invest;
•	the future availability for borrowings under our credit facility (including borrowing base capacity and the availability of the accordion feature);
•	availability, terms and our rate of deployment of equity and debt capital;
•	our manager’s ability to hire and retain qualified personnel;
•	changes in the self-storage industry, interest rates or the general economy;
•	the degree and nature of our competition;
•	volatility in the value of our assets carried at fair market value;
•	potential limitations on our ability to pay dividends at historical rates;
•	limitations in our existing and future debt agreements on our ability to pay distributions;
•	the impact of our outstanding preferred stock on our ability to execute our business plan and pay distributions on our common stock; and
•	general volatility of the capital markets and the market price of our common stock.

Given these uncertainties, undue reliance should not be placed on our forward-looking statements. We assume no duty or responsibility to publicly update or revise any forward-looking statement that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events. We urge you to review the disclosures concerning risks in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and in other documents that we file from time-to-time with the SEC.

Non-GAAP Financial Measures

Adjusted Earnings is a non-GAAP measure and is defined as net income attributable to common stockholders plus stock dividends to preferred stockholders, stock-based compensation expense, depreciation and amortization on real estate assets, depreciation and amortization on SL1 Venture real estate assets, and other expenses. Management uses Adjusted Earnings and Adjusted Earnings per diluted share as key performance indicators in evaluating the operations of the Company's business. The Company is a capital provider to self-storage developers and believes that these measures are useful to management and investors as a starting point in measuring its operational performance because they exclude various equity-based payments (including stock dividends) and other items included in net income that do not relate to or are not indicative of its present and future operating performance, which can make periodic and peer analyses of operating performance more difficult. The Company’s computation of Adjusted Earnings and Adjusted Earnings per share may not be comparable to other key performance indicators reported by other REITs or real estate companies. Reconciliations of Adjusted Earnings and Adjusted Earnings per share to Net income attributable to common stockholders and Earnings per share, respectively, are provided in the attached table entitled “Calculation of Adjusted Earnings.”

First Quarter 2019	2

Press Release – May 2019

Jernigan Capital Reports First Quarter Earnings per Share and Adjusted Earnings per Share Above

High End of Guidance Range

MEMPHIS, Tennessee, May 1, 2019 / Business Wire / Jernigan Capital, Inc. (NYSE: JCAP), a leading capital partner for self-storage entrepreneurs nationwide, today announced results for the quarter ended March 31, 2019.

First Quarter Highlights include:

▪	Earnings per share and adjusted earnings per share of $0.35 and $0.52, respectively, both above the high end of guidance ranges provided with the Company’s fourth quarter 2018 earnings release;

▪

Continued transition to property ownership with on-balance sheet purchase of the developer’s interest in the Company’s New Haven development property investment and purchase by the Company’s joint venture with Heitman of the developers’ interests in the Atlanta 1, Jacksonville, Atlanta 2, and Denver development property investments – Company now has direct or indirect fee ownership in 63% of the facilities for which it has financed development and that have been open for business more than 12 months;

▪	Closed on two development investments, in Stamford, Connecticut and Staten Island, New York, with an aggregate commitment amount of $21.7 million;

▪

Leasing commenced on the Generation V self-storage facilities underlying four development property investments in which the Company has an aggregate committed investment of $29.1 million, 49.9% profits interests and ROFRs; and

▪	Increased book value per common share to $19.02 at March 31, 2019 from $18.35 at March 31, 2018.

“The Company is off to a great start in 2019,” stated Dean Jernigan, Executive Chairman of Jernigan Capital, Inc. “As the development cycle approaches its fifth year, we remain selective in committing to new development opportunities, focusing exclusively on select submarkets with strong demographics that have been largely overlooked this development cycle. Year-to-date we have closed three new development investments in Staten Island, NY, Stamford, CT, and Long Island, NY, three submarkets that exhibit the compelling demographics that we expect will drive strong demand and excellent returns over time.”

John Good, Chief Executive Officer of the Company, added, “Our first quarter results reflect another quarter of strong execution, with revenue, earnings per share and adjusted earnings per share exceeding the high end of our quarterly guidance ranges. We posted 89% growth in total revenues and 103% growth in adjusted earnings compared to the first quarter of 2018. Our portfolio of state-of-the-art Generation V self-storage properties continues to progress through construction and lease-up, with 46 facilities, representing 65% of self-storage projects that we have financed, open and operating as of the end of the first quarter.”

“We continue to see opportunities to acquire developer interests in our core development investments,” Mr. Good continued. “In January, our joint venture with Heitman acquired developers’ interests in two facilities in the Atlanta MSA, one facility in the Jacksonville MSA and one facility in the Denver MSA, and in March we acquired the developer’s interest in our New Haven, Connecticut development property. We have now purchased our developers’ interests in eight facilities on balance sheet and in four facilities within our joint venture. With those acquisitions and the three development investment commitments year-to-date, we have committed almost 50% of the midpoint of our full year 2019 investment guidance range of $85 million to $115 million.”

“From a capital perspective, we continue to be extremely focused on maximizing stockholder value by properly matching investments with the optimal capital sources, including our recently upsized credit facility and our common stock ATM program,” Mr. Good added. “Our investment commitments including 2019 closing guidance are fully covered through mid-2020, and we have positioned ourselves to maintain conservative leverage levels in the range of 25% to 30% of total assets for the foreseeable future.”

Financial Highlights

Earnings per share and adjusted earnings per share for the three months ended March 31, 2019 were $0.35 and $0.52, respectively, which are each $0.13 above the high end of the Company’s guidance range provided in the Company’s fourth quarter 2018 earnings release.

Net income attributable to common stockholders for the three months ended March 31, 2019 was $7.1 million, or $0.35 per share, and adjusted earnings were $10.6 million, or $0.52 per share, representing increases of $5.3 million, or 303%, and $5.4 million, or 103%, over the $1.8 million and $5.2 million of earnings and adjusted earnings, respectively, reported for the first quarter of 2018.

Total revenues for the three months ended March 31, 2019 were $9.9 million, representing an increase of $4.7 million, or 89% over revenues for the comparable period in 2018. The increase in revenues is primarily attributed to the increase in the outstanding principal balances on the Company’s investment portfolio.

First Quarter 2019	3

General and administrative expenses, excluding fees to the manager, for the three months ended March 31, 2019 and 2018 were $1.8 million. Included in these amounts were stock-based compensation expense of $0.3 million for the three months ended March 31, 2019 and 2018.

Net income attributable to common stockholders and adjusted earnings for the quarter ended March 31, 2019 also includes increases in the fair value of investments of $8.8 million compared to increases of $4.3 million for the comparable period in 2018. This represents a $4.5 million, or 104%, year-over-year increase from the quarter ended March 31, 2018.

Subsequent Events

In April, the Company closed a new development investment in Long Island, New York with a $23.5 million commitment.

Capital Markets Activities

As of March 31, 2019, the Company had borrowed $27 million of $118 million of total availability under its secured revolving credit facility. The Company expects availability under its credit facility to continue to increase over the remainder of 2019 as the Company adds existing on-balance sheet operating properties to the borrowing base.

During the first quarter, the Company issued an aggregate $2.9 million of common stock under the Company’s at-the-market (“ATM”) program at an average share price of $21.43, a 12.7% premium to the Company’s reported book value per share as of December 31, 2018. The Company had $72.2 million available on its current common stock ATM Program at March 31, 2019.

Dividends

On February 22, 2019, the Company declared cash and stock dividends on its Series A Preferred Stock. The cash dividend of $2.2 million was paid on April 15, 2019 to holders of record on April 1, 2019. A stock dividend of 2,125 shares of additional Series A Preferred Stock was issued on April 15, 2019 to holders of record on April 1, 2019 for an aggregate value of $2.1 million pursuant to the terms of the Stock Purchase Agreement.

On February 22, 2019, the Company declared a cash dividend on its Series B Preferred Stock. The cash dividend of $0.7 million was paid on April 15, 2019 to holders of record on April 1, 2019.

Additionally, on February 22, 2019, the Company declared a dividend of $0.35 per common share. The dividend was paid on April 15, 2019 to common stockholders of record on April 1, 2019.

First Quarter 2019	4

Second Quarter Guidance

The following table reflects earnings per share and adjusted earnings per share guidance ranges for the three months ending June 30, 2019. Such guidance is based on management's current expectations of Company investment and acquisition activity (including fair value appreciation, the expected timing of construction progress and receipts of certificates of occupancy, and the assumptions regarding the timing of acquisitions of developer interests), the operational and new supply dynamics of the self-storage markets in which the Company has invested, and overall economic conditions, including interest rate levels. Adjusted earnings is a performance measure that is not specifically defined by accounting principles generally accepted in the United States (“GAAP”) and is defined as net income attributable to common stockholders (computed in accordance with GAAP) plus stock dividends to preferred stockholders, stock-based compensation expense, and depreciation and amortization on real estate assets. For more information about our calculation of adjusted earnings, see “Non-GAAP Financial Measures” below.

	Dollars in thousands,
	except share and per share data
	Three months ending
	June 30, 2019
	Low	High
Interest income from investments	$8,750	$8,850
Rental revenue from real estate owned	1,625	1,675
Other income	35	40
Total revenues	$10,410	$10,565
G&A expenses (1)	(4,575)	(4,425)
Property operating expenses (excl. depreciation and amortization)	(870)	(820)
Depreciation and amortization on real estate assets	(1,100)	(1,050)
Interest expense	(2,100)	(2,000)
JV income	70	90
Other interest income	10	15
Net unrealized gain on investments (2)	6,000	8,000
Net income	7,845	10,375
Net income attributable to preferred stockholders (3)	(5,100)	(5,090)
Net income attributable to common stockholders	2,745	5,285
Add: stock dividends	2,125	2,125
Add: stock-based compensation	720	700
Add: depreciation and amortization on real estate assets (4)	1,190	1,130
Adjusted earnings	$6,780	$9,240
Earnings per share – diluted	$0.13	$0.25
Adjusted earnings per share – diluted	$0.32	$0.44
Average shares outstanding – diluted	20,950,000	20,950,000

1)	Includes $2.1 million (low) / $2.0 million (high) of fees to Manager for the three months ending June 30, 2019.
2)	Excludes $0.05 million (low and high) of unrealized appreciation in fair value of investments from the real estate venture, which is included in JV income for the three months ending June 30, 2019.
3)

Represents both cash dividends and stock dividends (which stock dividends will be paid out in either shares of the Company’s common stock or additional shares of Series A Preferred Stock, at the option of the Series A stockholders) estimated with respect to outstanding shares of Series A Preferred Stock, as well as cash dividends estimated with respect to outstanding shares of Series B Preferred Stock.

4)

Includes $0.1 million (low and high) of depreciation and amortization on the real estate assets wholly-owned by the real estate venture, which is included in JV income for the three months ending June 30, 2019.

The Company is also reaffirming its previously issued guidance for full year 2019. Net income attributable to common stockholders is expected to be between $0.82 and $1.46 per share, and adjusted earnings is expected to be between $1.52 and $2.13 per share.

Additionally, the Company continues to monitor its 2019 fair value guidance with updated estimates of construction progress, timing of the receipt of certificates of occupancy from its development partners and the movement of interest rates and spreads. Of the estimated $30.0 million to $40.0 million of fair value appreciation in 2019, the Company recognized $8.8 million during the first quarter, and expects $6.0 million to $8.0 million to be recognized in the second quarter, $5.5 million to $9.0 million to be recognized in the third quarter, and $9.7 million to $14.2 million to be recognized in the fourth quarter.  The Company’s 2019 fair value guidance reflects updated estimates of the timing of construction completion of the self-storage facilities underlying certain of our development investments, as well as the timing of stabilization of facilities in which we have invested. Timing of fair value appreciation is heavily dependent upon construction progress and the timing of construction completion, both of which are subject to factors outside the control of the Company and the Company’s development partners. Moreover, when the Company acquires the developer’s interest in a self-storage project that the Company has financed, the Company no longer accounts for such investment under the fair value method, so acquisitions of developer interests have a potentially material effect on future fair value recognized in the Company’s financial statements. As such, the amount and exact timing of fair value recognition is subject to change.

First Quarter 2019	5

Jernigan Capital, Inc.

Financial Highlights- Trailing Five Quarters

(unaudited, in thousands, except share and per share data)

	Three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2019	2018	2018	2018	2018
Operating Data:
Interest income, rental-related income and other revenues	$9,884	$9,666	$9,091	$7,241	$5,216
JV income	156	58	440	435	550
Total revenues and JV income	10,040	9,724	9,531	7,676	5,766
General & administrative expenses	(3,765)	(4,375)	(3,599)	(3,616)	(3,122)
Property operating expenses of real estate owned	(762)	(508)	(473)	(420)	(311)
Depreciation and amortization of real estate owned	(1,029)	(982)	(854)	(887)	(702)
Interest expense	(1,213)	(634)	(467)	(638)	(416)
Other expenses	-	-	-	-	(290)
Subtotal	3,271	3,225	4,138	2,115	925
Realized gain on investments	-	-	619	-	-
Net unrealized gain on investments	8,830	18,942	11,060	8,623	4,320
Other interest income	13	84	147	59	109
Net income	12,114	22,251	15,964	10,797	5,354
Net income attributable to preferred stockholders	(5,032)	(5,049)	(4,790)	(4,580)	(3,595)
Net income attributable to common stockholders	$7,082	$17,202	$11,174	$6,217	$1,759
Plus: stock dividends to preferred stockholders	2,125	2,125	2,125	2,125	2,125
Plus: stock-based compensation	328	321	385	777	345
Plus: depreciation and amortization on real estate assets	1,029	982	854	887	702
Plus: depreciation and amortization on SL1 Venture real estate assets	56	-	-	-	-
Plus: other expenses	-	-	-	-	290
Adjusted Earnings	$10,620	$20,630	$14,538	$10,006	$5,221

Basic earnings per share attributable to common stockholders	$0.35	$0.87	$0.58	$0.40	$0.12
Diluted earnings per share attributable to common stockholders	$0.35	$0.87	$0.57	$0.40	$0.12

Adjusted Earnings per share attributable to common stockholders – diluted	$0.52	$1.04	$0.75	$0.64	$0.36

Dividends declared per share of common stock	$0.35	$0.35	$0.35	$0.35	$0.35

Weighted-average shares of common stock outstanding:
Basic	20,297,551	19,655,942	19,184,172	15,274,459	14,247,174
Diluted	20,455,116	19,816,194	19,459,751	15,564,317	14,555,337
Shares of common stock outstanding:	20,567,694	20,430,218	19,364,339	19,254,141	14,447,043

Balance Sheet Data:
Cash and cash equivalents	$3,860	$8,715	$42,624	$43,331	$15,238
Self-Storage Investment Portfolio:
Development property investments at fair value	405,999	373,564	335,509	302,245	239,754
Bridge investments at fair value	87,046	84,383	81,862	79,581	77,435
Operating property loans at fair value	-	-	2,440	5,862	5,885
Self-storage real estate owned	111,297	100,099	74,444	61,896	61,633
Accumulated depreciation on self-storage real estate owned	(4,926)	(3,897)	(2,915)	(2,061)	(1,174)
Self-storage real estate owned, net	106,371	96,202	71,529	59,835	60,459
Investment in and advances to self-storage real estate venture	12,360	14,155	14,401	14,846	14,759
Total assets	630,632	590,408	556,228	509,860	417,252
Gross assets	635,558	594,305	559,143	511,921	418,426

Senior loan participation	-	-	-	-	732
Secured revolving credit facility	27,000	-	-	-	30,000
Term loans, net of unamortized costs	33,716	24,609	24,578	-	-
Total liabilities	77,831	42,544	40,689	16,122	43,944

Total equity	552,801	547,864	515,539	493,738	373,308
Common book value / common shares outstanding	$19.02	$19.01	$18.38	$18.13	$18.35

First Quarter 2019	6

Jernigan Capital, Inc.

Consolidated Balance Sheets-Trailing Five Quarters

(unaudited, in thousands)

	As of
	March 31,	December 31,	September 30,	June 30,	March 31,
	2019	2018	2018	2018	2018
Assets:
Cash and cash equivalents	$3,860	$8,715	$42,624	$43,331	$15,238
Self-Storage Investment Portfolio:
Development property investments at fair value	405,999	373,564	335,509	302,245	239,754
Bridge investments at fair value	87,046	84,383	81,862	79,581	77,435
Operating property loans at fair value	-	-	2,440	5,862	5,885
Self-storage real estate owned, net	106,371	96,202	71,529	59,835	60,459
Investment in and advances to self-storage real estate venture	12,360	14,155	14,401	14,846	14,759
Other loans, at cost	5,025	4,835	4,818	1,361	1,103
Deferred financing costs	4,404	4,619	1,503	1,644	1,565
Prepaid expenses and other assets	5,348	3,702	1,327	975	884
Fixed assets, net	219	233	215	180	170
Total assets	$630,632	$590,408	$556,228	$509,860	$417,252

Liabilities:
Senior loan participation	$-	$-	$-	$-	$732
Secured revolving credit facility	27,000	-	-	-	30,000
Term loans, net of unamortized costs	33,716	24,609	24,578	-	-
Due to Manager	2,267	3,334	2,309	1,887	1,405
Accounts payable, accrued expenses and other liabilities	2,612	2,402	2,235	2,916	3,155
Dividends payable	12,236	12,199	11,567	11,319	8,652
Total liabilities	$77,831	$42,544	$40,689	$16,122	$43,944

Equity:
Series A Cumulative preferred stock	$124,262	$122,137	$122,137	$107,168	$72,181
Series B Cumulative preferred stock	37,298	37,401	37,425	37,463	35,988
Common stock	205	204	193	192	144
Additional paid-in capital	389,431	386,394	364,108	361,636	277,194
Retained earnings (Accumulated deficit)	1,605	1,728	(8,324)	(12,721)	(12,199)
Total equity	552,801	547,864	515,539	493,738	373,308
Total liabilities and equity	$630,632	$590,408	$556,228	$509,860	$417,252

First Quarter 2019	7

Jernigan Capital, Inc.

Consolidated Statements of Operations

(unaudited, in thousands, except per share data)

	Three months ended
	March 31,
	2019	2018
Revenues:
Interest income from investments	$8,212	$4,562
Rental and other property-related income from real estate owned	1,450	623
Other revenues	222	31
Total revenues	9,884	5,216

Costs and expenses:
General and administrative expenses	1,762	1,818
Fees to Manager	2,003	1,304
Property operating expenses of real estate owned	762	311
Depreciation and amortization of real estate owned	1,029	702
Other expenses	-	290
Total costs and expenses	5,556	4,425

Operating income	4,328	791

Other income (expense):
Equity in earnings from unconsolidated real estate venture	156	550
Net unrealized gain on investments	8,830	4,320
Interest expense	(1,213)	(416)
Other interest income	13	109
Total other income	7,786	4,563
Net income	12,114	5,354
Net income attributable to preferred stockholders	(5,032)	(3,595)
Net income attributable to common stockholders	$7,082	$1,759

Basic earnings per share attributable to common stockholders	$0.35	$0.12
Diluted earnings per share attributable to common stockholders	$0.35	$0.12

Dividends declared per share of common stock	$0.35	$0.35

First Quarter 2019	8

Jernigan Capital, Inc.

Calculation of Adjusted Earnings and Reconciliation to Net Income Attributable to Common Stockholders

(unaudited, in thousands, except share and per share data)

	Three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2019	2018	2018	2018	2018
Net income attributable to common stockholders	$7,082	$17,202	$11,174	$6,217	$1,759
Plus: stock dividends to preferred stockholders	2,125	2,125	2,125	2,125	2,125
Plus: stock-based compensation	328	321	385	777	345
Plus: depreciation and amortization on real estate assets	1,029	982	854	887	702
Plus: depreciation and amortization on SL1 Venture real estate assets	56	-	-	-	-
Plus: other expenses	-	-	-	-	290
Adjusted Earnings	$10,620	$20,630	$14,538	$10,006	$5,221

Adjusted Earnings per share attributable to common stockholders – diluted	$0.52	$1.04	$0.75	$0.64	$0.36

Weighted average shares of common stock outstanding – diluted	20,455,116	19,816,194	19,459,751	15,564,317	14,555,337

First Quarter 2019	9

Jernigan Capital, Inc.

Second Quarter and Full Year 2019 Guidance

(in thousands, except share and per share data)

	Dollars in thousands,
	except share and per share data
	Three months ending		Year ending
	June 30, 2019		December 31, 2019
	Low	High	Low	High
Interest income from investments	$8,750	$8,850	$36,000	$37,000
Rental revenue from real estate owned	1,625	1,675	7,000	7,300
Other income	35	40	140	160
Total revenues	$10,410	$10,565	$43,140	$44,460
G&A expenses (1)	(4,575)	(4,425)	(17,550)	(16,250)
Property operating expenses (excl. depreciation and amortization)	(870)	(820)	(3,500)	(3,300)
Depreciation and amortization on real estate assets	(1,100)	(1,050)	(4,850)	(4,350)
Interest expense	(2,100)	(2,000)	(9,500)	(9,000)
JV income	70	90	450	500
Other interest income	10	15	80	120
Net unrealized gain on investments (2)	6,000	8,000	30,000	40,000
Net income	7,845	10,375	38,270	52,180
Net income attributable to preferred stockholders (3)	(5,100)	(5,090)	(20,300)	(20,150)
Net income attributable to common stockholders	2,745	5,285	17,970	32,030
Add: stock dividends	2,125	2,125	8,500	8,500
Add: stock-based compensation	720	700	1,800	1,750
Add: depreciation and amortization on real estate assets (4)	1,190	1,130	5,150	4,630
Adjusted earnings	$6,780	$9,240	$33,420	$46,910
Earnings per share – diluted	$0.13	$0.25	$0.82	$1.46
Adjusted earnings per share – diluted	$0.32	$0.44	$1.52	$2.13
Average shares outstanding – diluted	20,950,000	20,950,000	22,000,000	22,000,000

5)

Includes $2.1 million (low) / $2.0 million (high) and $9.4 million (low) / $8.4 million (high) of fees to Manager for the three months ending June 30, 2019 and for the year ending December 31, 2019, respectively.

6)

Excludes $0.05 million (low and high) and $0.2 million (low and high) of unrealized appreciation in fair value of investments from the real estate venture, which is included in JV income for the three months ending June 30, 2019 and for the year ending December 31, 2019, respectively.

7)

Represents both cash dividends and stock dividends (which stock dividends will be paid out in either shares of the Company’s common stock or additional shares of Series A Preferred Stock, at the option of the Series A stockholders) estimated with respect to outstanding shares of Series A Preferred Stock, as well as cash dividends estimated with respect to outstanding shares of Series B Preferred Stock.

8)

Includes $0.1 million (low and high) and $0.3 million (low and high) of depreciation and amortization on the real estate assets wholly-owned by the real estate venture, which is included in JV income for the three months ending June 30, 2019 and for the year ending December 31, 2019, respectively.

Full-Year Key Assumptions:

•

Projected closings on $85 million to $115 million of new self-storage investments for the full-year 2019, including acquisitions of developer interests (on-balance sheet and JCAP’s proportionate share in the SL1 Venture), new development property investments, new bridge investments and joint venture investments;

•

Fundings of approximately $200 million to $230 million on the Company’s closed and projected investment commitments during the year ending December 31, 2019, including cash payable for the acquisitions of developer interests; and

•	Utilization of the Company’s credit facility over the course of the year with expected borrowings at year-end of between $120.0 million and $160.0 million.

Of the estimated $30.0 million to $40.0 million of fair value appreciation in 2019, the Company recognized $8.8 million during the first quarter, and expects $6.0 million to $8.0 million to be recognized in the second quarter, $5.5 million to $9.0 million to be recognized in the third quarter, and $9.7 million to $14.2 million to be recognized in the fourth quarter.  The Company’s 2019 fair value guidance reflects updated estimates of the timing of construction completion of the self-storage facilities underlying certain of our development investments, as well as the timing of stabilization of facilities in which we have invested. Timing of fair value appreciation is heavily dependent upon construction progress and the timing of construction completion, both of which are subject to factors outside the control of the Company and the Company’s development partners. Moreover, when the Company acquires the developer’s interest in a self-storage project that the Company has financed, the Company no longer accounts for such investment under the fair value method, so acquisitions of developer interests have a potential material effect on future fair value recognized in the Company’s financial statements. As such, the amount and exact timing of fair value recognition is subject to change.

First Quarter 2019	10

Jernigan Capital, Inc.

Schedule of Owned Properties

As of March  31, 2019
(unaudited, dollars in thousands)

Location
(MSA)	Date	Date	JCAP Capital	Size	Months	% Physical
Address	Opened	Acquired	Investment (1)	(NRSF) (2)	Open (3)	Occupancy (3)
Orlando 1/2 11920 W Colonial Dr.	5/1/2016	8/9/2017	$12,047	93,965	36	85.8%
Jacksonville 1 1939 East West Pkwy	8/12/2016	1/10/2018	8,686	59,848	33	86.5%
Atlanta 2 340 Franklin Gateway SE	5/24/2016	2/2/2018	8,766	66,187	35	78.1%
Atlanta 1 5110 McGinnis Ferry Rd	5/25/2016	2/2/2018	10,467	71,718	35	86.8%
Pittsburgh 6400 Hamilton Ave	5/11/2017	2/20/2018	7,732	47,594	24	41.4%
Charlotte 1 9323 Wright Hill Rd	8/18/2016	8/31/2018	10,525	85,350	32	61.1%
New York City 1 1775 5th Ave	9/29/2017	12/21/2018	19,938	105,272	19	62.8%
New Haven 453 Washington Ave	12/16/2016	3/8/2019	9,511	64,225	28	65.7%
Total Owned Properties			$87,672

(1)

JCAP Capital Investment represents the sum of the funded principal balance of the loan (net of unamortized origination fees), cash consideration (inclusive of transaction costs), assumed liabilities, net property working capital acquired, all as of the date of acquisition, and any capital costs spent after the date of acquisition.  The stabilized yield on our capital investment ranges from 7.5% to 8.5%.

(2)	The net rentable square feet (“NRSF”) includes only climate controlled and non-climate controlled storage space. It does not include retail space, office space, non-covered RV space or parking spaces.
(3)	As of April 28, 2019.

First Quarter 2019	11

Jernigan Capital, Inc.

Schedule of Completed Projects

As of March  31, 2019

(unaudited, dollars in thousands)

	Location			Remaining
	(MSA)		Funded	Unfunded	Fair	Size	Date	Months	% Physical
Closing Date	Address	Commitment	Investment	Commitment (1)	Value	(NRSF) (2)	Opened	Open (3)	Occupancy (3)
7/2/2015	Milwaukee 420 W St Paul Ave	$7,650	$7,648	$2	$9,128	81,489	10/9/2016	31	66.8%
10/27/2015	Austin 251 North A W Grimes Blvd	8,658	7,951	707	7,940	77,234	3/16/2017	25	78.8%
8/14/2015	Raleigh 1515 Sunrise Ave	8,792	8,689	103	8,236	60,171	3/8/2018	14	40.7%
11/17/2016	Jacksonville 2 45 Jefferson Rd	7,530	7,279	251	9,397	70,255	3/27/2018	13	43.8%
1/31/2017	Atlanta 4 4676 S Atlanta Rd	13,678	13,185	493	15,632	103,240	7/12/2018	10	23.8%
2/24/2017	Orlando 3 12709 E Colonial Dr	8,056	7,363	693	8,911	69,645	7/26/2018	9	26.5%
4/20/2017	Denver 2 3110 S Wadsworth Blvd	11,164	10,481	683	12,952	74,521	7/31/2018	9	20.0%
6/29/2017	Boston 1 (4) 329 Boston Post Rd E	-	-	-	2,661	90,453	8/8/2018	9	22.1%
4/14/2017	Louisville 1 2801 N Hurstbourne Pkwy	8,523	7,141	1,382	8,831	65,776	8/15/2018	8	25.9%
9/20/2016	Charlotte 2 1010 E 10th St	12,888	11,697	1,191	12,838	76,985	8/30/2018	8	23.9%
9/28/2017	Louisville 2 3415 Bardstown Rd	9,940	8,914	1,026	11,131	76,553	8/31/2018	8	18.5%
6/12/2017	Tampa 4 3201 32nd Ave S	10,266	9,000	1,266	11,767	72,765	10/9/2018	7	19.2%
5/2/2017	Atlanta 6 2033 Monroe Dr	12,543	11,218	1,325	13,717	80,585	10/15/2018	6	23.1%
7/27/2017	Jacksonville 3 2004 Edison Ave	8,096	6,978	1,118	8,598	68,300	11/6/2018	6	18.3%
6/19/2017	Baltimore 1 (5) 1835 Washington Blvd	10,775	9,461	1,593	11,105	83,635	11/20/2018	5	13.0%
5/19/2017	Tampa 3 2460 S Falkenburg Rd	9,224	7,355	1,869	8,650	70,474	11/29/2018	5	20.5%
6/28/2017	Knoxville 130 Jack Dance St	9,115	8,156	959	9,228	72,540	11/30/2018	5	23.1%
2/24/2017	New Orleans 2705 Severn Ave	12,549	10,918	1,631	12,709	86,765	12/21/2018	4	16.0%
6/30/2017	New York City 2 (5) 465 W 150th St	26,482	25,716	1,807	29,534	40,593	12/28/2018	4	4.1%
8/30/2017	Orlando 4 9001 Eastmar Commons	9,037	7,114	1,923	8,732	76,340	1/16/2019	3	16.1%
2/8/2018	Minneapolis 2 3216 Winnetka Ave N	10,543	8,456	2,087	9,615	83,026	3/14/2019	1	5.9%
12/1/2017	Boston 2 10 Hampshire Rd	8,771	5,436	3,335	6,520	76,710	3/19/2019	1	2.7%
Total Completed Development Loans		$224,280	$200,156	$25,444	$237,832

3/2/2018	Miami 6 590 NW 137th Ave	$13,370	$13,370	$-	$17,681	76,765	8/12/2016	33	81.5%
3/2/2018	Miami 4 1103 SW 3rd Ave	20,201	20,201	-	23,217	74,685	10/9/2016	31	85.7%
3/2/2018	Miami 8 2434 SW 28th Lane	13,553	13,553	-	14,119	51,923	12/12/2016	29	85.5%
3/2/2018	Miami 7 (5) 18460 Pines Blvd	18,462	17,986	1,022	16,812	86,640	3/26/2018	13	46.6%
3/2/2018	Miami 5 (5) 4001 NW 77th Ave	17,738	17,272	991	15,217	77,075	8/13/2018	9	24.1%
Total Completed Bridge Investments		$83,324	$82,382	$2,013	$87,046

Total Completed Projects		$307,604
(1)

Commitment is fixed during underwriting at an amount deemed sufficient to cover interest carry and excess operating expenses over rental revenue during lease-up and deferred developer’s fees (if any) payable upon stabilization. Remaining unfunded commitment on completed projects is expected to be utilized primarily for such purposes. To the extent not needed for such purposes, such commitment will not be advanced.

(2)	The NRSF includes only climate controlled and non-climate controlled storage space. It does not include retail space, office space, non-covered RV space or parking spaces.
(3)	As of April 28, 2019.
(4)	This loan was repaid in full through a refinancing negotiated by our partner. The investment represents our 49.9% Profits Interest which was retained during the transaction.
(5)

The funded amount of these investments include PIK interest accrued on our loan or interest accrued on our preferred equity investment, as applicable. These interest amounts are not included in the commitment amount for each investment.

First Quarter 2019	12

Schedule of Projects in Progress

As of March  31, 2019

(unaudited, dollars in thousands)

	Location			Remaining				Estimated
	(MSA)		Funded	Unfunded	Fair	Size	Construction	C/O
Closing Date	Address	Commitment	Investment	Commitment	Value	(NRSF) (1)	Start Date	Quarter (2)
1/18/2017	Atlanta 3 1484 Northside Dr NW	$14,115	$9,498	$4,617	$10,549	92,935	Q4 2017	Q2 2019
2/27/2017	Atlanta 5 56 Peachtree Valley Rd NE	17,492	15,640	1,852	18,345	86,819	Q3 2017	Q2 2019 (3)
3/1/2017	Fort Lauderdale 5601 NE 14th Ave	9,952	7,740	2,212	10,547	79,279	Q1 2018	Q2 2019
3/1/2017	Houston 1050 Brittmoore Rd	14,825	13,400	1,425	16,176	133,035	Q4 2017	Q2 2019
4/20/2017	Denver 1 6206 W Alameda Ave	9,806	7,666	2,140	8,669	60,171	Q1 2018	Q2 2019
5/2/2017	Tampa 2 9125 Ulmerton Rd	8,091	6,684	1,407	7,540	71,400	Q1 2018	Q2 2019
9/14/2017	Los Angeles 1 959 W Hyde Park Blvd	28,750	8,979	19,771	8,938	120,038	Q4 2019	Q3 2020
9/14/2017	Miami 1 4250 SW 8th St	14,657	7,425	7,232	7,224	69,175	Q2 2018	Q1 2020
10/12/2017	Miami 2 (4) 880 W Prospect Rd	9,459	1,367	8,141	1,144	58,000	Q4 2019	Q3 2020
10/30/2017	New York City 3 (4) 5203 Kennedy Blvd	14,701	5,276	9,587	4,911	68,660	Q4 2017	Q3 2020
11/16/2017	Miami 3 (4) 120-132 NW 27th Ave	20,168	4,725	15,604	4,267	96,295	Q4 2018	Q1 2020
11/21/2017	Minneapolis 1 2109 University Ave W	12,674	5,462	7,212	5,829	88,343	Q2 2018	Q4 2019
12/15/2017	New York City 4 6 Commerce Center Dr	10,591	2,663	7,928	2,569	78,425	Q2 2018	Q1 2020
12/27/2017	Boston 3 19 Coolidge Hill Rd	10,174	2,608	7,566	2,500	62,700	Q4 2019	Q2 2020
12/28/2017	New York City 5 375 River St	16,073	7,538	8,535	7,477	90,200	Q4 2018	Q4 2019
3/30/2018	Philadelphia (4) 550 Allendale Rd	14,338	10,598	3,908	10,829	69,383	Q2 2018	Q3 2019 (3)
4/6/2018	Minneapolis 3 101 American Blvd West	12,883	4,208	8,675	4,209	86,075	Q3 2018	Q4 2019
5/1/2018	Miami 9 (4) 10651 W Okeechobee Rd	12,421	2,869	9,623	2,696	70,538	Q3 2019	Q2 2020
5/15/2018	Atlanta 7 2915 Webb Rd	9,418	1,378	8,040	1,329	76,519	Q3 2018	Q1 2020
5/23/2018	Kansas City 510 Southwest Blvd	9,968	2,349	7,619	2,320	77,188	Q3 2018	Q4 2019
6/7/2018	Orlando 5 7212 W Sand Lake Rd	12,969	2,533	10,436	2,478	76,147	Q4 2018	Q4 2019
6/12/2018	Los Angeles 2 (4) 7855 Haskell Ave	9,298	4,675	4,874	4,721	116,022	Q3 2019	Q4 2020
11/16/2018	Baltimore 2 8179 Ritchie Hwy	9,247	397	8,850	319	61,750	Q2 2019	Q2 2020
3/1/2019	New York City 6 435 Tompkins Ave	18,796	2,112	16,684	1,963	76,250	Q3 2019	Q4 2020
3/15/2019	Stamford (4) 370 West Main St	2,904	2,913	-	2,885	38,650	Q2 2019	Q1 2020
Total Projects in Progress		$323,770	$140,703	$183,938	$150,434

(1)	The NRSF includes only climate controlled and non-climate controlled storage space. It does not include retail space, office space, non-covered RV space or parking spaces.
(2)

Estimated C/O dates represent the Company’s best estimate as of March  31, 2019 based on project specific information learned through underwriting and communications with respective developers. These dates are subject to change due to unexpected project delays/efficiencies.

(3)	This facility received a temporary C/O or C/O subsequent to March 31, 2019.
(4)

The funded amount of these investments include PIK interest accrued on our loan or interest accrued on our preferred equity investment, as applicable. These interest amounts are not included in the commitment amount for each investment.

First Quarter 2019	13

Schedule of Heitman JV Owned Properties and Development Projects Completed

As of March  31, 2019

(unaudited, dollars in thousands)

JV Owned Properties:

Location
(MSA)	Date	Date	JV Capital	Size	Months	% Physical
Address	Opened	Acquired	Investment (1)	(NRSF) (2)	Open (3)	Occupancy (3)
Jacksonville 3211 San Pablo Rd S	7/26/2017	1/28/2019	12,564	80,621	21	79.9%
Atlanta 2 11220 Medlock Bridge Rd	9/14/2017	1/28/2019	10,079	70,139	19	58.7%
Denver 2255 E 104th Ave	12/14/2017	1/28/2019	13,899	85,575	16	56.2%
Atlanta 1 1801 Savoy Dr	4/12/2018	1/28/2019	11,770	71,147	13	41.1%
Total Owned Properties			$48,312

(1)

JV Capital Investment represents the sum of the funded principal balance of the loan (net of unamortized origination fees), cash consideration (inclusive of transaction costs), assumed liabilities, and net property working capital acquired, all as of the date of acquisition. The stabilized yield on our capital investment ranges from 7.5% to 8.5%.

(2)	The net rentable square feet (“NRSF”) includes only climate controlled and non-climate controlled storage space. It does not include retail space, office space, non-covered RV space or parking spaces.
(3)	As of April 28, 2019.

Development Projects Completed:

	Location			Remaining
	(MSA)		Funded	Unfunded	Fair	Size	Date	Months	% Physical
Closing Date	Address	Commitment	Investment	Commitment (1)	Value	(NRSF) (2)	Opened	Open (3)	Occupancy (3)
9/28/2016	Columbia 401 Hampton St	$9,199	$9,020	$179	$9,695	70,935	8/23/2017	20	66.0%
4/15/2016	Washington DC 1325 Kenilworth Ave NE	17,269	17,269	-	19,864	90,325	9/25/2017	19	60.7%
5/14/2015	Miami 1 490 NW 36th St	13,867	12,722	1,145	15,252	75,770	2/23/2018	14	52.1%
12/22/2016	Raleigh 7710 Alexander Town Blvd	8,877	8,576	301	9,303	64,108	6/8/2018	11	31.5%
9/25/2015	Fort Lauderdale 812 NW 1st St	13,230	12,826	404	17,292	87,384	7/26/2018	9	25.0%
5/14/2015	Miami 2 1100 NE 79th St	14,849	14,492	357	15,301	74,080	10/30/2018	6	36.7%
7/21/2016	New Jersey 6 Central Ave	7,828	6,465	1,363	7,587	59,010	1/24/2019	3	6.4%
Total Completed Development Loans		$85,119	$81,370	$3,749	$94,294

(1)

Commitment is fixed during underwriting at an amount deemed sufficient to cover interest carry and excess operating expenses over rental revenue during lease-up and deferred developer’s fees (if any) payable upon stabilization. Remaining unfunded commitment on completed projects is expected to be utilized primarily for such purposes. To the extent not needed for such purposes, such commitment will not be advanced.

(2)	The NRSF includes only climate controlled and non-climate controlled storage space. It does not include retail space, office space, non-covered RV space or parking spaces.
(3)	As of April 28, 2019.

First Quarter 2019	14

Closed Investments by Geography

As of March 31, 2019

First Quarter 2019	15

Capital Sources and Investment Uses

As of March  31, 2019

(dollars in millions)

Estimated Capital to be Used in Investing Activities (1)
Contractual investment obligations:
Development property investments	$209
Bridge investments	2
Total Committed Investments	$211
Remaining Prospective Investments per FY 2019 guidance:	75
Total to Fund Investments	$286

Estimated Sources of Capital
Cash and cash equivalents as of March 31, 2019	$4
Identified secured debt on one wholly-owned property	8
Remaining credit facility capacity (2)	208
Remaining capital needs	66
Total Sources	$286

(1)	Does not include financing spend or operating cash flow.
(2)

Assumes increase in the availability under the Credit Facility. As of March  31, 2019,  the Company had $118.0 million of total availability for borrowing under the Credit Facility ($91.0 million available after considering amounts outstanding).

The Company may use any combination of the following capital sources to fund additional capital needs:

•	Refinancing of JCAP mortgage indebtedness (49.9% profits interest and ROFR retained) – $50 million to $70 million
•	Potential sales of facilities underlying current development investments to a third party – $10 million to $20 million
•	Common Stock ATM issuances – $72 million
•	Potential exercise of accordion feature of Credit Facility – $165 million

Timing of Funding $286 million of Remaining and Prospective 2019 Investments

First Quarter 2019	16

Capital Structure

As of March  31, 2019

(dollars in millions)

Credit Facility Outstanding	$27
Term Loans	34
Series A Preferred Stock	127
Series B Preferred Stock	39
Common Stock	433
Total Capital	$660

First Quarter 2019	17

Jernigan Capital, Inc.

Company Information

Corporate Headquarters	Trading Symbol	Investor Relations	Information Requests
6410 Poplar Avenue	Common shares: JCAP	6410 Poplar Avenue	To request an Investor Relations
Suite 650	7.00% Series B Preferred Stock: JCAP-	Suite 650	package or annual report, please
Memphis, TN 38119	PR B	Memphis, TN 38119	visit our website at
901.567.9510	Stock Exchange Listing	901.567.9510	www.jernigancapital.com
New York Stock Exchange

Executive Management

Dean Jernigan	John A. Good
Executive Chairman	Chief Executive Officer

Jonathan Perry	David Corak
President and Chief Investment Officer	Senior Vice President of Corporate Finance

Kelly P. Luttrell
Senior Vice President, Chief Financial Officer, Treasurer and Corporate Secretary

Independent Directors

Randall L. Churchey	Mark O. Decker
Director	Director

James D. Dondero	Rebecca Owen
Director	Director

Howard A. Silver	Harry J. Thie
Director	Director

Equity Research Coverage

Baird Equity Research	B. Riley FBR
RJ Milligan	Tim Hayes
rjmilligan@rwbaird.com	timothyhayes@brileyfbr.com

Jefferies LLC	KeyBanc Capital Markets
Omotayo Okusanya	Todd M. Thomas
tokusanya@jefferies.com	tthomas@key.com

Raymond James & Associates
Jonathan Hughes
jonathan.hughes@raymondjames.com

Any opinions, estimates, forecasts or predictions regarding Jernigan Capital’s performance made by these analysts are theirs alone and do not represent opinions, estimates, forecasts or predictions of Jernigan Capital or its management. Jernigan Capital does not by its reference above or distribution imply its endorsement of or concurrence with such opinions, estimates, forecasts or predictions.

First Quarter 2019	18